{EXHIBIT 21

           CAI WIRELESS SYSTEMS, INC.

       LIST OF SUBSIDIARIES OF THE REGISTRANT
         SUBSIDIARIES OF THE REGISTRANT


                        SUBSIDIARY                            NAME UNDER WHICH SUBSIDIARY CONDUCTS     STATE OF INCORPORATION
                                                                            BUSINESS
Greater Albany Wireless Systems, Inc.                      Capital Choice Television                     New York
Rochester Choice Television, Inc.                                                                        Delaware
Hampton Roads Wireless, Inc.                                                                             Virginia
Eastern New England TV, Inc.                                                                             Delaware
Connecticut Choice Television, Inc.                                                                      Connecticut
Commonwealth Choice Television, Inc.                                                                     Delaware
Atlantic Microsystems, Inc.                                                                              Delaware
Housatonic Wireless, Inc.                                                                                New York
New York Choice Television, Inc.                           Wireless Cable of New York                    New York
Niskayuna Associates, Inc.                                                                               Delaware
Onteo Associates, Inc.                                                                                   New York
CAI Transactions P, Inc.                                                                                 Delaware
Washington Choice Television, Inc.                         Atlantic Wireless                             Delaware
CAI CT Holdings Corp.                                                                                    Delaware
CAI Developments, Inc.                                                                                   Delaware
CAI/AMI Spectrum Management, Inc.                                                                        Delaware
Philadelphia Choice Television, Inc.                       Popvision                                     Pennsylvania
ACS License, Inc.                                                                                        Pennsylvania
CS Wireless Systems, Inc.,                                                                               Delaware
ACS Ohio License, Inc.                                                                                   Delaware
ACS California License, Inc.                                                                             Delaware
ACS Pennsylvania License, Inc.                                                                           Delaware
Onondaga Wireless, Inc.                                                                                  New York
Chenango Associates, Inc.                                                                                New York

}